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                                                                    EXHIBIT 10.3

                     COLLATERAL ASSIGNMENT OF LOAN DOCUMENTS
                     ---------------------------------------

         THIS COLLATERAL ASSIGNMENT OF LOAN DOCUMENTS ("Assignment") is made and entered as of the __ day of ____________, 200_, by and between FOUNDATION CAPITAL RESOURCES, INC., a Georgia corporation located at 733 North State Street, Jackson, Mississippi 39202 (hereinafter referred to as "Assignor"), and RELIANCE TRUST COMPANY, as Trustee for Assignor's 2002 A Certificates of Indebtedness, a Georgia trust company located at 3384 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326 (hereinafter referred to as "Trustee").

                                    RECITALS:

         WHEREAS, as of January 1, 2002, Assignor entered into a Trust Indenture with Trustee (hereinafter referred to as the "Indenture" which term shall include any subsequent amendments) with respect to its $55,000,000 of Certificates of Indebtedness, Series 2002 A (hereinafter referred to as the "Certificates").

         WHEREAS, pursuant to the Indenture, Assignor is obligated to assign to the Trustee from time to time Eligible Mortgage Loans and other collateral to maintain at all times a Basic Maintenance Amount of Pledged Assets to secure the Certificates.

         WHEREAS, Assignor is the owner of the loan documents described on Exhibit "A" attached hereto incorporated herein by this reference, together with
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any extensions, renewals, modifications and substitutions thereof (hereinafter referred to as the "Loan Documents"), which Assignor desires to transfer and assign to the Trustee pursuant to the terms of the Indenture to become Pledged Assets thereunder.

         NOW, THEREFORE, for and in consideration of the covenants contained herein, the sum of Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged at and before the sealing of these presents, the parties hereto hereby agree as set forth herein.

                             ARTICLE I: DEFINITIONS

         Section 1.01. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                       ARTICLE II: TRANSFER AND ASSIGNMENT

         Section 2.01. Assignor hereby grants, transfers, and assigns to the Trustee, its successors and assigns, a security interest in and makes a collateral assignment to the Trustee of, all of its right, title, and interest and powers in and to the Loan Documents. The Assignment as set forth herein includes all of Assignor's right, title, and interest in and to (i) any and all indebtedness evidenced by the Loan Documents, (ii) any property held as collateral for such indebtedness, and (iii) all of the rights and powers of Assignor as set forth in the Loan Documents, including without limitation, the right of foreclosure contained in any mortgage, deed of trust, security deed or security interest contained in the Loan Documents.

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         Section 2.02. This Assignment is made to secure the payment of the indebtedness represented by the Certificates and secured in part by the Indenture together with all renewals or extensions thereof and any future advances made thereunder and amounts owing thereunder (the aforesaid indebtedness and obligations hereinafter collectively referred to as the "Obligations").

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES

         Section 3.01. Assignor warrants, represents and covenants to and with the Trustee as follows:

         A. It is owner and holder of the Loan Documents and it has made no other assignments of any of its rights under the Loan Documents to any other person or entity.

         B. It has committed no act or omitted to do any act which might prevent Trustee from, or limit Trustee in, acting under any of the provisions contained in the Loan Documents.

         C. This Assignment has been duly authorized, executed and delivered by Assignor and constitutes a legal, valid and binding obligation enforceable against Assignor in accordance with its terms. The Assignor, and each party executing the Assignment on behalf of Assignor, has the legal capacity to enter into this Assignment.

         D. There is no provision in the Loan Documents which would interfere with the right of or prevent Assignor from executing this Assignment and performing all of Assignor's obligations hereunder.

         E. No Event of Default or event which would be an Event of Default upon the giving of notice, lapse of time, or both, has occurred under the Loan Documents and is continuing as of the date hereof.

         F. Assignor shall not permit or waive any default in the performance of any obligations arising under the Loan Documents without the prior written consent of Trustee.

                             ARTICLE IV: AGREEMENTS

         Section 4.01. So long as there shall exist no continuing Event of Default, Assignor shall have the right to collect any and all payments under the Pledged Assets.

         Section 4.02. If any Event of Default does exist and extends beyond any period given to cure such default as set forth in the Indenture, Trustee shall have the right, in its sole discretion, and without notice: (i) to notify the maker of the Loan Documents, collect all payments, rents, profits, proceeds, and income of whatever nature or type arising out of or connected with the Loan Documents or any one of them, (ii) to exercise its rights as secured party holding a security interest in the Pledged Assets, (iii) to exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Pledged Assets are located, (iv) to proceed to perform any and all obligations of Assignor contained in any of the Loan Documents assigned hereunder and exercise all rights of Assignor therein contained as fully as Assignor itself, but notwithstanding the foregoing, nothing contained herein shall obligate Trustee to perform any of said obligations unless it elects to do so in its sole discretion, (v) to do all other acts which Trustee

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may deem necessary or proper to protect its interest in the Loan Documents, or
(vi) to exercise other rights on a cumulative basis provided at law or in equity.

         Section 4.03. Upon payment in full of the Obligations, this Assignment shall be null and void and be of no further force and effect.

         Section 4.04. The parties agree that wherever used in this Assignment, unless the context clearly indicates a contrary intent, the words "Assignor" and "Trustee" shall include their respective heirs, executors, legal representatives, administrators, successors and assigns. The word "Loan" shall also include one or more loans and the pronouns used herein shall include, when appropriate, either gender and both singular and plural.

         Section 4.05. Assignor shall execute and deliver to Trustee, concurrently with the execution of this Assignment, and at any time or times hereafter at the request of Trustee, all assignments, endorsements, conveyances, assignments, financing statements, renewal financing statements, security agreements, affidavits, notices and all other agreements, instruments and documents that Trustee reasonably requests shall take any and all other steps reasonably requested by Trustee, in order to perfect and maintain the security interests, assignments and liens granted herein by Assignor to Trustee. In the event that the Eligible Mortgage Loan is collateralized by book-entry mortgage bonds, Trustee shall (i) make an entry in the bond registry indicating that the mortgage bonds have been collaterally assigned to Trustee, and (ii) send a written confirmation of same to Assignor.

         Section 4.06. Trustee's failure at any time or times hereafter to require strict performance by Assignor of any of the provisions, warranties, terms and conditions contained in this Assignment or the Loan Documents shall not waive, affect or diminish any right of Trustee at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained herein or the Loan Documents, and the waiver by Trustee of any Event of Default shall not constitute a waiver any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type.

         Section 4.07. To the extent that any of Assignor's liabilities are now or hereafter secured by property other than the Loan Documents, or by a guarantee, property of any other person, then Trustee shall have the right to proceed against such other property or guarantee upon Assignor's default in the payment of any of Assignor's liabilities or in any of the terms, covenants or conditions contained in this Assignment or in any Loan Documents. Trustee shall also have the right, in Trustee's sole discretion and without regard to default to determine which rights, repayment terms, security, liens, security interest or remedies Trustee shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of Trustee's rights or Assignor's liabilities under this Assignment or the Loan Documents.

         Section 4.08. The rights and remedies of the Trustee hereunder and under the Loan Documents shall be cumulative and non-exclusive of any other rights or remedies which the Trustee may have under any other instrument or agreement, by operation of law or otherwise.

         Section 4.09. The terms of this Assignment shall be governed by and interpreted in accordance with the laws of the State of Georgia, and the rights and privileges conveyed hereunder shall inure to the benefit of Trustee, its legal representatives, successors, and assigns.

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         IN WITNESS WHEREOF, the parties hereto have executed this Assignment under seal or have caused this Assignment to be executed by duly authorized corporate officers and the corporate seal affixed hereto effective the date and year first above written.

                                              ASSIGNOR:

                                              FOUNDATION CAPITAL RESOURCES,
                                              INC., a Georgia corporation


                                              By:_________________________
                                              Name:_______________________
                                              Title:______________________

                                                       [CORPORATE SEAL]


                          [INSERT STATE ACKNOWLEDGMENT]

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                                        TRUSTEE:

                                        RELIANCE TRUST COMPANY, a Georgia
                                        trust company


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                            [CORPORATE SEAL]


                          [INSERT STATE ACKNOWLEDGMENT]

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                                   EXHIBIT "A"
                                   -----------

                             ASSIGNED LOAN DOCUMENTS
                             -----------------------

                            [USE FOR MORTGAGE LOANS]

1. Secured Note dated ___________________ in the original principal amount of $________ from __________________, a ____________________ (hereinafter referred to as "Borrower") to Assignor.

2. [Mortgage] [Deed of Trust] [Deed to Secure Debt] and Security Agreement from Borrower to Assignor to secure indebtedness in the original principal amount of $______________with respect to property located in _______________, _______________, recorded in Deed Book ____, Page___, in the office of the ___________________________, ____________ County,
      _________________.

3. UCC Financing Statement with Borrower, as debtor, and Assignor, as secured party, recorded in Deed Book ____, Page ____, in the office of the _____________________________, _________________ County, ________________.

4. UCC Financing Statement with Borrower, as debtor, and Assignor, as secured party, recorded as instrument number _____________ in the office of the ___________________ Secretary of State.

5. Agreement Regarding Interest and Charges dated ______________________ by and between Borrower and Assignor.

6. All other documents, instruments, contracts, insurance or other agreements evidencing the foregoing transaction or entered into in connection therewith.

                       [USE FOR BOND-COLLATERALIZED LOANS]

1. Promissory Note dated ___________________ in the original principal amount of $________ from __________________, a ____________________ (hereinafter referred to as "Borrower") to Assignor.

2. Loan, Pledge and Security Agreement dated ______________________ by and between Borrower and Assignor.

3. Control Agreement dated ______________________ by and among Borrower, Assignor and Trustee.

4. All other documents, instruments, contracts, insurance or other agreements evidencing the foregoing transaction or entered into in connection therewith.